Exhibit 99.1

Press Release

Ikanos Communications Announces Results for the

Fiscal First Quarter of 2013

Recent Highlights:

•	Revenue of $26.2 million

•	GAAP Net Loss of $(4.4) million or $(0.06) per share

•	Cash, Cash Equivalents and Short-Term Investments $31.6 million

FREMONT, Calif., April 25, 2013 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and integrated firmware products for the digital home, today announced its financial results for the fiscal first quarter of 2013 ended March 31, 2013.

“Ikanos achieved first quarter results within guidance with revenue of $26.2 million and GAAP gross profit of 53%. Additionally we effectively reduced operating expenses to $18.3 million and improved our cash and short–term investments position to $31.6 million”, said Dennis Bencala, chief financial officer and vice president finance of Ikanos.

Omid Tahernia, president and CEO, said, “We are very encouraged by some of the recent announcements in Australia and Germany regarding plans for deployments of vectored VDSL in those markets. We believe these and other similar announcements earlier by large global carriers such as AT&T and Deutsche Telecom are indicative of the increasing momentum behind the adoption of vectoring technology as a key enabler for carriers to bring 100 Mbps DSL services to their subscribers.” Mr. Tahernia added, “Following the successful launch of our NodeScale™ Vectoring Velocity-3 chipset at BBWF last October, we have completed several lab trials at top tier carriers and OEMs with very positive results, putting the Velocity-3 in an excellent position as the industry transition to VDSL2 and vectoring continues to gain momentum.”

“We are also excited about the adoption of our Fusiv® family of CPE products by leading global carriers, as indicated by the recent launch of Orange Livebox Play service based on our Vx185 integrated broadband and gateway processor”, said Mr. Tahernia. “While the major revenue ramp for the Fusiv® family has been delayed to second half of the year due in large part to our customers’ inventory issues, we are encouraged by the design-win traction the product line is seeing in the market.”

Financial Highlights

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), non-GAAP gross profits, non-GAAP operating expenses and non-GAAP earnings per share, where applicable, exclude the income statement effects of stock-based compensation, restructuring charges and amortization of intangible assets. Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Fiscal First Quarter 2013 Results

Revenue for the first quarter of 2013 was $26.2 million compared to revenue of $30.8 million for the first quarter of 2012 and revenue of $31.8 million for the fourth quarter of 2012. GAAP gross profit for the first quarter of 2013 was 53% compared to a GAAP gross profit of 52% for the first quarter of 2012 and GAAP gross profit of 48% for the fourth quarter of 2012.

Non-GAAP gross profit for the first quarter of 2013 was 54% compared to a non-GAAP gross profit of 54% for the first quarter of 2012 and non-GAAP gross profit of 49% for the fourth quarter of 2012.

GAAP operating expenses for the first quarter of 2013 were $18.3 million, compared to operating expenses of $19.8 million for the first quarter of 2012 and operating expenses of $19.3 million for the fourth quarter of 2012.

Non-GAAP operating expenses for the first quarter of 2013 were $17.3 million, compared to non-GAAP operating expenses of $17.8 million for the first quarter of 2012 and non-GAAP operating expenses of $18.4 million for the fourth quarter of 2012.

GAAP net loss for the first quarter of 2013 was $(4.4) million, or a loss of $(0.06) per share on 70.4 million weighted average shares outstanding. This compares with a net loss of $(3.7) million, or a loss of $(0.05) per share on 69.3 million weighted average shares outstanding for the first quarter of 2012 and a net loss of $(4.5) million, or a loss of $(0.06) per share on 70.1 million weighted average shares outstanding for the fourth quarter of 2012.

Non-GAAP net loss for the first quarter of 2013 was $(3.3) million, or a loss of $(0.05) per share on 70.4 million weighted average shares outstanding compared to a non-GAAP net loss of $(1.2) million, or a loss of $(0.02) per share on 69.3 million weighted average shares outstanding for the first quarter of 2012, and to a non-GAAP loss of $(3.4) million, or $(0.05) per share on 70.1 million weighted average shares outstanding in the fourth quarter of 2012.

Cash, cash equivalents and short-term investments at the end of first quarter of 2013 were $31.6 million compared to $31.2 million at the end of the fourth quarter of 2012.

Additionally, at the end of the first quarter of 2013 inventory was $7.4 million compared to $8.1 million at the end of the fourth quarter of 2012. Current liabilities at the end of the first quarter of 2013 were $19.3 million compared to $24.4 million at the end of the fourth quarter of 2012.

Outlook

Revenue is expected to be between $19 million and $21 million for the fiscal second quarter of 2013.

GAAP gross profit for the fiscal second quarter of 2013 is expected to be between 49% and 51%. Non-GAAP gross profit is expected to be between 50% and 52% for the second quarter of 2013.

GAAP operating expenses for the fiscal second quarter of 2013 are expected to be in the range of $17.5 million to $18.5 million. On a Non-GAAP basis operating expenses are expected to be in the range of $16.5 million to $17.5 million for the second quarter of 2013.

GAAP net loss for second quarter of 2013 is expected to be in the range of approximately $(6.9) million to $(9.3) million, or a GAAP loss per share of $(0.10) to $(0.13). Non-GAAP net loss is expected to be in the range of approximately $(5.7) million to $(8.1) million, or a non-GAAP loss per share of $(0.08) to $(0.11).

First Quarter Conference Call

Management will review the first quarter financial results and its expectations for subsequent periods on a conference call on Thursday, April 25, 2013 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (888) 359-3627 or (719) 325-2429 and enter conference ID 4095161. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until July 24, 2013 by dialing (888) 203-1112 or (719) 457-0820 and entering conference ID 4095161.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and integrated firmware products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2013 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Ikanos Velocity and NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding our outlook for the second quarter of 2013, such as our expected revenue, gross profits, operating expenses, the benefits of non-GAAP measures, the market for vectored VDSL, the anticipated adoption of vectoring technology, product testing and shipment, and anticipated benefits of our products. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, macroeconomic conditions which may cause our customers to defer purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products by our customers, the continued demand by telecommunications service providers for specific xDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to obtain and deliver production volumes of new and current products and technologies, our ability to generate demand and close transactions for the sale of our products, our ability to develop commercially successful products as a result of our current research and development programs and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2012 filed with the Securities and Exchange Commission (SEC) on February 28, 2013, as well as other reports that Ikanos files from time to time with the SEC. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	March 31, 2013	December 30, 2012	April 1, 2012
Revenue	$26,152	$31,758	$30,760
Cost of revenue	12,196	16,476	14,653

Gross profit	13,956	15,282	16,107

Operating expenses:
Research and development	13,518	14,120	14,000
Selling, general and administrative	4,772	5,221	4,680
Restructuring	—	—	1,092

Total operating expenses	18,290	19,341	19,772

Loss from operations	(4,334)	(4,059)	(3,665)
Investment gain	—	—	—
Interest income, net	82	143	75

Loss before income taxes	(4,252)	(3,916)	(3,590)
Provision for income taxes	164	608	115

Net loss	$(4,416)	$(4,524)	$(3,705)

Basic and diluted net loss per share	$(0.06)	$(0.06)	$(0.05)

Weighted average outstanding shares:
Basic and diluted	70,413	70,136	69,335

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31, 2013				Three Months Ended April 1, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$26,152	$—		$26,152	$30,760	$—		$30,760
Cost of revenue	12,196	(1	)(a)	12,075	14,653	(3	)(a)	14,150
		(120	)(b)			(500	)(b)

Gross profit	13,956	(121)		14,077	16,107	(503)		16,610

Operating expenses:
Research and development	13,518	(571	)(a)	12,947	14,000	(596	)(a)	13,404
Selling, general and administrative	4,772	(262	)(a)	4,385	4,680	(195	)(a)	4,360
		(125	)(b)			(125	)(b)
Restructuring	—	—		—	1,092	(1,092	)(c)	—

Total operating expenses	18,290	(958)		17,332	19,772	(2,008)		17,764

Loss from operations	(4,334)	1,079		(3,255)	(3,665)	2,511		(1,154)
Interest income and other, net	82	—		82	75	—		75

Loss before income taxes	(4,252)	1,079		(3,173)	(3,590)	2,511		(1,079)
Provision for income taxes	164	—		164	115	—		115

Net loss	$(4,416)	$1,079		$(3,337)	$(3,705)	$2,511		$(1,194)

Net loss per share:
Basic and diluted	$(0.06)			$(0.05)	$(0.05)			$(0.02)

Weighted average outstanding shares:
Basic and diluted	70,413			70,413	69,335			69,335

Notes:						Three Months Ended
						March 31, 2013		April 1, 2012
(a) Stock-based compensation						$834		$794
(b) Amortization of acquired intangible assets						245		625
(c) Restructuring charges						—		1,092

Total non-GAAP adjustments						$1,079		$2,511

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 30, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$31,758	$—		$31,758
Cost of revenue	16,476	(9	)(a)	16,347
		(120	)(b)

Gross profit	15,282	(129)		15,411

Operating expenses:
Research and development	14,120	(557	)(a)	13,563
Selling, general and administrative	5,221	(308	)(a)	4,788
		(125	)(b)
Restructuring	—	—		—

Total operating expenses	19,341	(990)		18,351

Loss from operations	(4,059)	1,119		(2,940)
Interest income and other, net	143	—		143

Loss before income taxes	(3,916)	1,119		(2,797)
Provision for income taxes	608	—		608

Net loss	$(4,524)	$1,119		$(3,405)

Net loss per share:
Basic and diluted	$(0.06)			$(0.05)

Weighted average outstanding shares:
Basic and diluted	70,136			70,136

Notes:				Three Months Ended December 30, 2012
(a) Stock-based compensation				$874
(b) Amortization of acquired intangible assets				245

Total non-GAAP adjustments				$1,119

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2013	December 30, 2012	April 1, 2012
Assets
Current assets:
Cash, cash equivalents and short-term investments	$31,565	$31,176	$39,727
Accounts receivable	10,441	15,748	16,832
Inventory	7,375	8,122	7,755
Prepaid expenses and other current assets	3,684	5,892	2,321

Total current assets	53,065	60,938	66,635
Property and equipment, net	8,281	8,769	6,698
Intangible assets, net	1,285	1,529	2,977
Other assets	2,556	2,612	1,915

	$65,187	$73,848	$78,225

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line	$5,000	$5,000	$—
Accounts payable	3,494	5,679	7,701
Accrued liabilities	10,828	13,688	11,974

Total current liabilities	19,322	24,367	19,675
Other liabilities	2,561	2,854	739

Total liabilities	21,883	27,221	20,414
Stockholders’ equity	43,304	46,627	57,811

	$65,187	$73,848	$78,225